UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   ______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Primus Guaranty, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0402357
(State of Incorporation or Organization)	(IRS Employer
Identification Number)

     Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of Principal Executive Offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Preferred Share Purchase Rights	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Each Class)

Item 1.      Description of Securities To Be Registered.

                The description of the rights to be issued pursuant to the Rights Agreement, dated as of May 29, 2009, between Primus Guaranty, Ltd. (the “Company”) and Mellon Investor Services LLC as rights agent, set forth under Item 3.03 “Material Modification to Rights of Security Holders” in the Company’s Form 8-K filed on May 29, 2009, is hereby incorporated by reference.

Item 2.	Exhibits.

Number	Description

4.1	Rights Agreement, dated as of May 29, 2009, between the Company and Mellon
Investor Services LLC, as rights agent, which includes the form of Certificate of
Designations as Exhibit A, the form of Right Certificate as Exhibit B and the
Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on May 29, 2009).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 29, 2009

Primus Guaranty, Ltd.

By: /s/ Richard Claiden
Name: Richard Claiden
Title: Chief Financial Officer

EXHIBIT LIST

4.1	Rights Agreement, dated as of May 29, 2009, between the Company and Mellon
Investor Services LLC, as rights agent, which includes the form of Certificate of
Designations as Exhibit A, the form of Right Certificate as Exhibit B and the
Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on May 29, 2009).